UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2016

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, the Board of Directors of AmeriGas Propane, Inc. (the "General Partner"), the general partner of AmeriGas Partners, L.P., elected John R. Hartmann, age 52, to serve as a Director of the General Partner. A Committee assignment for Mr. Hartmann will be determined at a future Board meeting. Mr. Hartmann will receive an annual retainer of $65,000, pro-rated for the number of months Mr. Hartmann serves as a Director of the General Partner during the 2016 fiscal year. In addition, Mr. Hartmann will receive an equity grant of 1,200 AmeriGas Partners, L.P. common units, consistent with the General Partner's director compensation practices.

Mr. Hartmann currently serves as Chief Executive Officer and President of True Value Company, a private retailer-owned hardware cooperative, a position that he has held since 2013. Previously, Mr. Hartmann served as the Chief Executive Officer of Mitre 10, a major chain of home improvement stores in New Zealand, from 2010 to 2013. From 2002 to 2010, Mr. Hartmann held a number of senior executive leadership positions at The Home Depot and HD Supply, including Director of Strategic Business Development, Senior Director of Long-Range Planning & Strategy, Vice President of Operations & Sourcing, and Chief Operating Officer. Mr. Hartmann also previously served as Vice President, Corporate Services at Cardinal Health, a worldwide healthcare services and products company, from 1998 to 2002 and was a Supervisory Special Agent and FBI Academy Instructor with the Federal Bureau of Investigation from 1988 to 1998.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

March 15, 2016	By:	Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary of AmeriGas Propane, Inc., the General Partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

99.1	AmeriGas Partners, L.P. Press Release dated March 15, 2016.